UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
August 14, 2026
Date of Report (Date of Earliest Event Reported)
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Harte Hanks, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-7120	74-1677284

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1 Executive Drive, Suite 303
Chelmsford, MA 01824
(512) 434-1100
(Address of principal executive offices and Registrant’s telephone number, including area code)
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HHS	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item1.01 Entry into a Material Definitive Agreement
Merger Agreement
On August 14, 2026, Harte Hanks, Inc., a Delaware corporation (the “Company” or “Harte Hanks”), Star Equity Holdings, Inc., a Delaware corporation (“Star”), and Merger Sub – R, Inc., a Delaware corporation and a wholly owned subsidiary of Star (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation of the merger (the “Merger”), and a wholly owned subsidiary of Star.
Subject to the terms and conditions of the Merger Agreement, upon the closing of the Merger and the other transactions contemplated by the Merger Agreement (the “Closing”), (a) any shares of the Company’s common stock held as treasury stock, or held directly by Star or Merger Sub (or any of their respective subsidiaries), will be canceled, retired and cease to exist, and no consideration will be delivered in exchange therefor, and (b) each then-outstanding share of the Company’s common stock (other than the shares described in the foregoing subclause (a)) will be converted into the right to receive, without interest and subject to adjustment as set forth in the Merger Agreement: (1) if, with respect to such share, an election to receive cash has been properly made and not revoked or lost pursuant to the terms of the Merger Agreement (each such share, a “Cash Electing Share”), cash in an amount equal to $5.00 per share (the “Cash Consideration”), (2) if, with respect to such share, an election to receive shares of the 10% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share, of Parent (“Parent Preferred Stock”) has been made and not lost (each such share, a “Preferred Stock Electing Share”), the right to receive 0.50 shares of Parent Preferred Stock (the “Preferred Stock Consideration” and, together with the Cash Consideration, and any combination thereof, and any cash in lieu of fractional shares of Parent Preferred Stock, collectively, the “Merger Consideration”), and (3) if such share is neither a Cash Electing Share or a Preferred Stock Electing Share (each, a “Non-Electing Share”), then, the Cash Consideration, the Preferred Stock Consideration, or a combination of both.
In addition, (a) each outstanding, vested option to purchase shares of the Company’s common stock (each, a “Vested Company Option”) will be cancelled, treated as a Cash-Electing Share, Preferred Stock Electing Share, or Non-Electing Share, as per the election (or non-election) made by the holder of such Vested Company Option and converted automatically into the right to receive Cash Consideration, Preferred Stock Consideration, or a combination of the two in an amount equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Vested Company Option, multiplied by (ii) the number of shares of the Company’s common stock covered by such Vested Company Option (for the avoidance of doubt, any outstanding option to purchase shares of the Company’s common stock that is either unvested or has a per share exercise price equal to or greater than the per-share Merger Consideration will be cancelled without payment or consideration), and (b) each outstanding Company restricted stock unit that vests in connection with the consummation of the Merger (each, a “Vested Company RSU”) will be cancelled, treated as a Cash-Electing Share, Preferred Stock Electing Share, or Non-Electing Share, as per the election (or non-election) made by the holder of such Vested Company RSU, and converted into a right to receive Cash Consideration, Preferred Stock Consideration, or a combination of the two in an amount equal to the Merger Consideration for each share of the Company’s common stock covered by such Vested Company RSU (for the avoidance of doubt, any Company restricted stock unit that does not vest upon consummation of the Merger shall be cancelled without payment or consideration). Each outstanding Company performance stock unit (each, a “Company PSU”) will be cancelled without payment or consideration.
Notwithstanding the foregoing, the aggregate amount of Cash Consideration, together with any cash payable in lieu of fractional shares of Parent Preferred Stock, shall not exceed $19,200,000 (the “Maximum Cash Amount”). The allocation of the Cash Consideration and the Preferred Stock Consideration among Cash Electing Shares, Preferred Stock Electing Shares and Non-Electing Shares will be determined as follows:
•If the aggregate amount of cash that would be paid in respect of all Cash Electing Shares is less than the Maximum Cash Amount, then: each Cash Electing Share will be converted into the right to receive the Cash Consideration; each Preferred Stock Electing Share will be converted into the right to receive the Preferred Stock Consideration; and each Non-Electing Share will be converted into the right to receive, at Parent’s election, the Cash Consideration, the Preferred Stock Consideration or a combination of both (subject to the Maximum Cash Amount);

•If the aggregate amount of cash that would be paid in respect of all Cash Electing Shares exceeds the Maximum Cash Amount, then: each Preferred Stock Electing Share and each Non-Electing Share will be converted into the right to receive the Preferred Stock Consideration, and each Cash Electing Share will be converted into the right to receive (x) a prorated portion of the Cash Consideration, based on a fraction, the numerator of which is the Maximum Cash Amount and the denominator of which is the aggregate amount of cash that would be paid in respect of all Cash Electing Shares if all such Cash Electing Shares received the Cash Consideration in full, and (y) the Preferred Stock Consideration in respect of the remaining portion of such Cash Electing Share not converted into the right to receive cash pursuant to clause (x); and
•No fractional shares of Parent Preferred Stock will be issued in the Merger. In lieu of any fractional share of Parent Preferred Stock that otherwise would be issuable, the holder thereof will be entitled to receive an amount in cash, without interest, equal to such fractional share multiplied by $10.00.
In connection with the Merger, the Company will hold a meeting of the holders of the Company’s common stock (the “Stockholder Meeting”) to seek the approval of the adoption and approval of the Merger Agreement and the transactions contemplated thereby from its stockholders (the “Merger Proposal”), and to adjourn the Stockholder Meeting to solicit additional proxies if a quorum is not present or if there are not sufficient votes cast at the Stockholder Meeting to approve the Merger Proposal or to ensure that any supplemental or amended disclosure is timely provided to the Company’s stockholders.
Star intends to file a Registration Statement on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the issuance of the Parent Preferred Stock in the Merger (the “Form S-4”). The Form S-4 will include a joint Proxy Statement/Prospectus to be sent to the stockholders of the Company in connection with the Stockholder Meeting (as amended or supplemented from time to time, the “Proxy Statement/Prospectus”), as well as information as how to make the form of election for form of Merger Consideration.
Each of Star and the Company has agreed to customary representations and warranties in the Merger Agreement for a transaction of this nature. In addition, each of Star and the Company agreed to be bound by certain customary covenants for a transaction of this nature, including, among others, (1) covenants to file the Form S-4 (including the Proxy Statement/Prospectus which will form a part thereof) with the SEC, to cause the same to become effective, and to mail the Proxy Statement/Prospectus to the Company’s stockholders, (2) with respect to the Company’s obligations to hold the Stockholder Meeting to solicit the requisite approval of the Merger from its stockholders, (3) with respect to non-solicitation by the Company of alternative acquisition proposals (except during a 30-day go-shop period), (4) with respect to the Company’s operation and conduct of its business during the period between the date of signing the Merger Agreement and the Closing, (5) with respect to the Company’s obligations to provide continuing indemnification in respect of the Company’s directors and officers, and to maintain directors’ and officers’ liability insurance, (6) with respect to the Company’s obligations regarding certain benefits and benefit plans and bonus arrangements applicable to the Company’s employees, (7) with respect to the Company’s obligations to cause the shares of the Company’s common stock to be de-listed from Nasdaq and de-registered under the Exchange Act following the Closing, (8) with respect to Star’s and the Company’s respective obligations concerning the procurement of debt financing (in an amount sufficient to enable Star to fund, together with its available cash, the Cash Consideration at Closing) pursuant to a drawdown on the Company’s existing credit facility with Texas Capital Bank (“TCB”), with the drawdown not to exceed $15 million, or under alternative debt financing acceptable to Star (the “Debt Financing”), (9) with respect to Star’s and the Company’s respective obligations to notify each other of any material changes in the accuracy of their representations and warranties and/or any non-compliance with their respective covenants, and (10) with respect to the Company’s and Star’s respective obligations to notify the other of any stockholder litigation concerning the Merger and, solely with respect to the Company, to permit Star to participate in the defense or settlement of any such litigation. Subject to certain customary exceptions for covenants that, pursuant to their terms, are to be performed in whole or in part following the Closing, the representations, warranties and covenants of the parties set forth in the Merger Agreement will terminate at the Closing.
Consummation of the Merger is subject to certain closing conditions, including, among other things, approval by the Company’s stockholders of the Merger Proposal and the effectiveness of the Form S-4. Each party’s obligation to consummate the Merger is also subject to other specified conditions, including, among other things, regarding (1) the accuracy of the representations and warranties of the other party, and (2) the performance in all material respects by the other party of its obligations under the Merger Agreement required to be performed on or prior to the date of the Closing. Additionally, the consummation of the Merger is subject to the receipt of certain required third-party consents and the consummation of the Debt Financing, which will require the consent of, or an amendment from, TCB to the extent TCB is the lender.

The Merger Agreement contains certain termination rights of each of Star and the Company. Upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Star a termination fee equal to $1,152,000, and Star may be required to pay the Company a termination fee of $1,152,000. Each of the Company’s and Star’s maximum liability for breach of the Merger Agreement is subject to a cap, including a cap of $1,152,000 with respect to the Company’s liability and $1,152,000 with respect to Star’s liability, subject to certain limited exceptions.
Voting and Support Agreements
Concurrently with the execution of the Merger Agreement, (i) each of the directors and certain officers of the Company (solely in their respective capacities as stockholders of the Company) have entered into Voting and Support Agreements (collectively, “Support Agreements”) with Star and the Company that provide, among other things, that such stockholder will vote all of their shares of the Company’s capital stock (including any shares of the Company’s capital stock acquired following the date thereof and prior to the Closing) in favor of the Merger Proposal and against (x) any action that would reasonably be expected impede or frustrate the Merger Proposal or result in a breach of the Merger Agreement or the Support Agreement or (y) any proposal for an alternative transaction or any definitive agreement in respect of an alternative transaction. The Support Agreements shall terminate upon the earlier of (i) the effective time of the Merger, (ii) the time the Merger Agreement is validly terminated, (iii) as adverse recommendation change by the Company’s board in accordance with the Merger Agreement, (iv) certain amendments of the Merger Agreement without the consent of the applicable stockholder, or (v) the termination of the Support Agreement upon the mutual written agreement of Star, the Company and the applicable stockholder. The Support Agreements contain customary lock-up restrictions binding on the applicable stockholder that will remain in effect during the period prior to the Closing.
The preceding summaries of the Merger Agreement and the Support Agreements do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the form of Support Agreement, which are filed as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference. The Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Star or the Company or to modify or supplement any factual disclosures about Star or the Company in their respective public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of Star, the Company and Merger Sub made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Star, the Company, or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact.
Item7.01 Regulation FD Disclosure
On August 14, 2026, Harte Hanks, Inc. issued a press release announcing the execution of the Merger Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.
The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K and the exhibits filed or furnished herewith contain “forward-looking statements” within the meaning of the federal securities laws. All such statements are qualified by this cautionary note, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. Examples include statements regarding the structure, timing and completion of the proposed Merger; the anticipated timing of Closing; the future operations of the combined company; and other statements that are not historical fact. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. There can be no assurance that future developments affecting the Company, Star, or the proposed Merger will be those that have been anticipated.

These forward-looking statements are based on current information, expectations, and estimates and involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. A discussion of some of these risks, uncertainties, assumptions, and other factors can be found in our filings with the SEC, including the factors discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 10-K”), “Part II - Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q, and in our other reports filed or furnished with the SEC. The forward-looking statements included in this current report and those included in our other public filings, press releases, our website, and oral and written presentations by management are made only as of the respective dates thereof, and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future, except as required by law.
Important Information About the Proposed Transaction
In connection with the proposed transaction, Star intends to file with the SEC a registration statement on Form S-4 to register the shares of 10% Series A Cumulative Perpetual Preferred Stock of Star to be issued to stockholders of Harte Hanks in connection with the proposed transaction. The registration statement will include a document that serves as a prospectus of Star and a proxy statement of Harte Hanks (the “proxy statement/prospectus”), and each of Star and Harte Hanks will file other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HARTE HANKS AND STAR, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO, AND RELATED MATTERS.
After the registration statement has been declared effective, a definitive proxy statement/prospectus will be mailed to the stockholders of Harte Hanks. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus, as each may be amended or supplemented from time to time, and other relevant documents filed by Harte Hanks with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of such documents filed with the SEC by Harte Hanks and Star, including the proxy statement/prospectus (when available), will be available free of charge from Harte Hanks’s website at www.hartehanks.com under the “Investor Relations” link.
Participants in the Solicitation
Harte Hanks, Star, their respective directors and certain of their respective officers may be considered participants in the solicitation of proxies in connection with the proposed Merger. Information regarding the names, affiliations and interests of certain of Harte Hanks’s directors and executive officers in the solicitation and their ownership of Harte Hanks common stock is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 17, 2026, its subsequent Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2026 and August 14, 2026, its definitive proxy statement for the 2026 annual meeting of stockholders filed with the SEC on April 9, 2026 and the proxy statement/prospectus and other relevant materials filed with the SEC in connection with the proposed transaction when they become available. Information regarding the names, affiliations and interests of certain of Star is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 20, 2026, its subsequent Quarterly Reports on Form 10-Q filed with the SEC on May 12, 2026 and August 14, 2026, its definitive proxy statement for the 2026 annual meeting of stockholders filed with the SEC on April 30, 2026 and the proxy statement/prospectus and other relevant materials filed with the SEC in connection with the proposed transaction when they become available. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
No Offer or Solicitation
This Current Report on Form 8-K and the exhibits filed or furnished herewith are not intended to and do not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No	Description
2.1
Agreement and plan of merger between Star Holdings Equity and Harte Hanks, Inc. dated August 14, 2026 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed on August 14, 2026, File No. 001-7120).

10.1	Form of Voting and Support Agreement
99.1	Press Release dated August 14, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTE HANKS, INC.

Date: August 19, 2026	By:	/s/ David Garrison
David Garrison Chief Financial Officer